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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to 1) the Employee Stock Purchase Plan, 2) the International Employee Stock Purchase Plan, 3) the 1995 Stock Option/Stock Issuance Plan and
4) the Smart Technologies, Inc. 1996 Stock Option/Stock Issuance Plan of our report dated January 18, 1999, with respect to the consolidated financial statements and schedule of i2 Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP


August 17, 1999